Exhibit 10.9

THIS DEED OF SETTLEMENT is made this 11th day of March 2019

AMONG:

(1)	Splendid Days Limited, a company with limited liability incorporated under the laws of the British Virgin Islands (“SDL”);

(2)	The9 Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”);

(3)	China The9 Interactive Limited, a company incorporated under the laws of the Hong Kong SAR ( “HKCo 1”);

(4)	GameNow.net (Hong Kong) Limited, a company incorporated under the laws of the Hong Kong SAR ( “HKCo 2”);

(5)	China The9 Interactive (Shanghai) Limited (九城互动信息技术(上海)有限公司), a company incorporated under the laws of the PRC, with its registered address at Room 301, No. 3 Building, No. 690 Bibo Road, Pudong New District, Shanghai, the PRC (“WFOE 1”);

(6)	The9 Computer Technology Consulting (Shanghai) Co., Ltd. (第九城市计算机技术咨询(上海)有限公司), a company incorporated under the laws of the PRC, with its registered address at Room 103, No. 3 Building, No. 690 Bibo Road, Pudong New District, Shanghai, the PRC (“WFOE 2”); and

(7)	Shanghai The9 Information Technology Co., Ltd. (上海第九城市信息技术有限公司), a company incorporated under the laws of the PRC, with its registered address at Room 201, No. 3 Building, No. 690 Bibo Road, Pudong New District, Shanghai, the PRC (“Operating Company”).

SDL, the Company, HKCo 1, HKCo 2, WFOE 1, WFOE 2, and the Operating Company are collectively referred to as the “Parties” and each of them as a “Party”.

WHEREAS

A.	The Parties entered into a convertible note and warrant purchase agreement, dated as of November 24, 2015 (the “CB Agreement”), pursuant to which the Company sold to SDL certain convertible notes (the “Notes”) in the aggregate principal amount of US$40,050,000 (the “CB Principal”);

B.	SDL, HKCo 1, and WFOE 1 entered into the equity pledge agreement dated as of December 2, 2015 (the “Equity Pledge Agreement 1”), pursuant to which HKCo 1 pledged 100% of the equity interest of WFOE 1 to SDL as security for the Notes;

C.	SDL, HKCo 2, and WFOE 2 entered into the equity pledge agreement dated as of November 15, 2015 (the “Equity Pledge Agreement 2” collectively with Equity Pledge Agreement 1, the “Equity Pledge Agreements”), pursuant to which HKCo 2 pledged 100% of the equity interest of WFOE 2 to SDL as security for the Notes;

D.	SDL, Quality Event Limited (“QEL”), and Ark Pacific Investment Management Limited entered into a participation agreement dated as of December 4, 2015 (the “Participation Agreement”), pursuant to which SDL granted to QEL a participation interest in certain portion of the Notes;

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E.	China Merchant Bank Shanghai branch (the “Entrustment Bank”) and WFOE 2 entered into an entrusted loan agreement dated as of December 11, 2015 (the “Onshore Loan Agreement”), pursuant to which Shanghai Shengye Equity Investment Fund Limited (“Shengye”), through the Entrustment Bank, extended an entrusted loan in the amount of RMB31,624,560 (approximately US$4.95 million) to WFOE 2 (the “Onshore Loan”);

F.	The Entrustment Bank entered into mortgage agreements with each of WFOE 1, WFOE 2 and the Operating Company, each dated as of December 11, 2015 (collectively, the “Mortgage Agreements”), pursuant to which WFOE 1, WFOE 2 and the Operating Company granted a first priority mortgage over certain properties located at No. 3 Building, No. 690 Bibo Road, Pudong New District, Shanghai, the PRC (the “Mortgaged Properties”) in favour of the Entrustment Bank, as security for the Onshore Loan;

G.	SDL and QEL entered into a control agreement dated as of December 11, 2015 (the “Control Agreement”), pursuant to which QEL procured Shengye to (or instruct the Entrustment Bank to) not release, assign or otherwise dispose of any portion or all of the Mortgaged Properties without the prior written agreement of SDL, unless such release, assignment or other disposal is instructed by SDL;

H.	The CB Principal and the accrued interest thereon under the Notes were due to be repaid to SDL on December 11, 2018 (the “Maturity Date”), but the Company has failed to repay any such amounts to SDL as of the date of this deed (the “Default”); and

I.	The Parties are willing to assist the Company to restructure its assets and to use the proceeds thereof to fulfil all or part of its payment obligations under the Relevant Documents in accordance with the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties to this deed hereby agree as follows:

IT IS AGREED:

1.	Definitions and Interpretation

1.1	Definitions

Unless otherwise defined in this deed, capitalized terms used herein shall have the meanings assigned to them in the CB Agreement.

“CB Agreement”	has the meaning ascribed to it in the Recitals.

“CB Principal”	has the meaning ascribed to it in the Recitals.

“CB Principal Repayment Date”	has the meaning ascribed to it in Clause 2.3(a)(ii).

“Company”	has the meaning ascribed to it in the Preamble.

“Contribution”	has the meaning ascribed to it in Clause 2.1(k).

“Control Agreement”	has the meaning ascribed to it in the Recitals.

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“Default”	has the meaning ascribed to it in the Recitals.

“Deferred Repayment”	has the meaning ascribed to it in Clause 2.3(a)(iii).

“Distribution Waterfall”	has the meaning ascribed to it in Clause 2.3(a).

“Entrustment Bank”	has the meaning ascribed to it in the Recitals.

“Equity Pledge Agreements”	has the meaning ascribed to it in the Recitals.

“Equity Sale Agreements”	has the meaning ascribed to it in Clause 2.2(b).

“Existing Mortgage”	has the meaning ascribed to it in Clause 2.1(l).

“Group Company”	means each of the Company and its Subsidiaries.

“HKCo 1”	has the meaning ascribed to it in the Preamble.

“HKCo 2”	has the meaning ascribed to it in the Preamble.

“Liquidated Damage Amount”	has the meaning ascribed to it in Clause 5.1.

“Maturity Date”	has the meaning ascribed to it in the Recitals.

“Mortgage Agreements”	has the meaning ascribed to it in the Recitals.

“Mortgaged Properties”	has the meaning ascribed to it in the Recitals.

“NewCo 1”	has the meaning ascribed to it in Clause 2.1(f).

“NewCo 2”	has the meaning ascribed to it in Clause 2.1(g).

“NewCo 3”	has the meaning ascribed to it in Clause 2.1(h).

“New Office”	has the meaning ascribed to it in Appendix 1.

“Notes”	has the meaning ascribed to it in the Recitals.

“Office Purchase”	has the meaning ascribed to it in Clause 2.3(a)(iii).

“Onshore Loan”	has the meaning ascribed to it in the Recitals.

“Onshore Loan Agreement”	has the meaning ascribed to it in the Recitals.

“Operating Company”	has the meaning ascribed to it in the Preamble.

“Outstanding Amount”	has the meaning ascribed to it in Clause 2.3(b).

“Participation Agreement”	has the meaning ascribed to it in the Recitals.

“PRC”	means the People’s Republic of China excluding, for the purposes of this deed, the Hong Kong Special Administrative Region, the Macau Special Administrative Region, and Taiwan.

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“QEL”	has the meaning ascribed to it in the Recitals.

“Relevant Documents”	mean the CB Agreement, the Notes, the Equity Pledge Agreements, the Onshore Loan Agreement, and the Mortgage Agreements.

“Reorganization”	means the reorganization of the holding structure of the Mortgaged Properties pursuant to Clause 2.1.

“Replacement Mortgage”	has the meaning ascribed to it in Clause 2.1(l).

“RMB”	means Renminbi, the lawful currency of the PRC.

“Sale”	means the sale of the shares of WFOE 1, WFOE 2, and NewCo 3 pursuant to Clause 2.2.

“Sale Proceeds”	has the meaning ascribed to it in Clause 2.3(a).

“SDL”	has the meaning ascribed to it in the Preamble.

“Security Providers”	mean HKCo 1, HKCo 2, WFOE 1, WFOE 2, and the Operating Company.

“Shengye”	has the meaning ascribed to it in the Recitals.

“SPV”	has the meaning ascribed to it in Appendix 1.

“SPV Pledge”	has the meaning ascribed to it in Clause 2.3(c).

“Transaction”	has the meaning ascribed to it in Clause 2.5.

“WFOE 1”	has the meaning ascribed to it in the Preamble.

“WFOE 2”	has the meaning ascribed to it in the Preamble.

1.2	Interpretation

The following rules of interpretation shall apply to this deed:

(a)	headings are used for convenience only and do not affect interpretation;

(b)	words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include bodies corporate or unincorporated;

(c)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(d)	a reference to a Clause, Section or Appendix is to a clause, section or appendix, respectively, of this deed;

(e)	a reference to any Party to this deed or any other agreement or document includes that Party's successors and permitted assigns;

(f)	no provision of this deed will be construed adversely to a Party solely on the ground that the Party was responsible for the preparation of this deed or that provision;

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(g)	where the consent or approval of a Party to this deed is required hereunder to any act, matter or thing such requirement shall in the absence of any express stipulation to the contrary herein mean the prior written consent or approval (as the case may be) in the absolute and unfettered discretion of such Party;

(h)	references to writing shall include typewriting, printing, lithography, photography and other modes of reproducing words in a legible and non-transitory form;

(i)	references to any statute or statutory provision include, unless inconsistent with the context, a reference to that statute or statutory provision as modified, re-enacted or consolidated and in force from time to time, whether before or after the date of this deed and any subordinate legislation made pursuant to it whether before or after the date of this deed provided that, as between the Parties, no such modification, re-enactment or consolidation after the date of this deed will apply to the extent it substantively changes any provision which is relevant to this deed; and

(j)	references to a person includes any individual, firm, company, corporation or other body corporate, government, state or agency of a state or any unincorporated association, joint venture or partnership (whether or not having a separate legal personality) and references to a person includes references to that person’s legal personal representatives and permitted assigns and reference to Parties will be construed accordingly.

2.	Settlement Consideration

As consideration for SDL’s waiver and release as set out in Clause 3 below, the Company hereby agrees to undertake the following actions.

2.1	Reorganization of the Holding Structure of the Mortgaged Properties

As soon as practicable, the Company and the Security Providers shall effect a reorganization of the holding structure of the Mortgaged Properties as follows, subject to any alternation to the steps as may be requested in writing by SDL from time to time (the “Reorganization”):

(a)	SDL will release the pledge over 100% of the equity interest of WFOE 1 pursuant to the terms of the Equity Pledge Agreement 1;

(b)	The Operating Company, WFOE 1 and certain Group Companies will enter into certain intercompany payable assignment and assumption agreement(s) pursuant to which the Operating Company assumes the obligation of WFOE 1 to pay such Group Companies the amounts due and payable owed by WFOE 1 to them in exchange for the share subscription pursuant to Clause 2.1(c);

(c)	HKCo 1 and the Operating Company will enter into certain shareholder agreement of WFOE 1, pursuant to which the Operating Company subscribes for new shares of WFOE 1 in exchange for its assumption of WFOE’s debt obligations described in Clause 2.1(b);

(d)	Simultaneously with the step set forth in Clause 2.1(c), WFOE 1 will amend its articles of association and file a company change registration with State Administration for Industry & Commerce in the PRC, reflecting the addition of the Operating Company as a shareholder and its shareholding;

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(e)	Simultaneously with the steps set forth in Clauses 2.1(c) and 2.1(d), HKCo 1, the Operating Company and SDL will enter into an equity pledge agreement, pursuant to which each of HKCo 1 and the Operating Company will pledge its respective equity interest in WFOE 1 in favor of SDL upon the completion of company change registration referred to in Clause 2.1(d);

(f)	HKCo 1 will form a wholly owned limited liability company in accordance with the PRC laws (“NewCo 1”);

(g)	HKCo 2 will form a wholly owned limited liability company in accordance with the PRC laws (“NewCo 2”);

(h)	The Operating Company will form a wholly owned limited liability company in accordance with the PRC laws (“NewCo 3”);

(i)	WFOE 1 will transfer all of its assets except for the real estate properties to NewCo 1;

(j)	WFOE 2 will transfer all of its assets except for the real estate properties to NewCo 2;

(k)	The Operating Company will contribute all of its real estate properties to NewCo 3 (the “Contribution”);

(l)	Immediately prior to the Contribution, SDL will procure QEL to instruct the Entrustment Bank to release the mortgage over the Mortgaged Properties listed in items nos. 47 to 50 on Appendix 2 hereto (the “Existing Mortgage”), pursuant to the Control Agreement; provided that, the Operating Company and NewCo 3 will simultaneously execute and deliver to SDL any and all agreements and other instruments necessary and desirable to substitute the Existing Mortgage with a replacement mortgage granted by NewCo 3 over the said Mortgage Properties in favor of the Entrustment Bank to secure the obligations of WFOE 2 under the Onshore Loan Agreement (the “Replacement Mortgage”), to be dated and take effect as of the date of the Contribution. Without prejudice to the foregoing, upon SDL’s request, the NewCo 3 shall promptly (x) remove its then legal representative from such office and appoint the person designated by SDL as the new legal representative, and (y) enter into any custody arrangement with respect to the corporate chops or seals, bank mandates, books and records of NewCo 3 as requested by SDL. Immediately upon the Contribution, the Parties agree to take any and all actions required to perfect the Replacement Mortgage.

2.2	Sale of the Equity Interest of Onshore Entities

(a)	Upon completion of the Reorganization, (a) HKCo 1 shall sell and transfer all its equity in WFOE 1, (b) HKCo 2 shall sell and transfer all its equity in WFOE 2; and (c) the Operating Company shall sell and transfer all its equity in NewCo 3 to the third party buyer pursuant to Clause 2.2(b) (the “Sale”);

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(b)	The Company, HKCo 1, HKCo 2 and the Operating Company shall take the following actions to effect the Sale on a confidential basis:

i.	solicit interest from third parties to acquire all or a portion of the equity interest in WFOE 1, WFOE 2 and NewCo 3;

ii.	in consultation with SDL, select a third party to enter into a term sheet for the Sale on or before February 28, 2019, or a later date as agreed to by SDL in writing;

iii.	negotiate, finalize and execute the definitive purchase agreements (“Equity Sale Agreements”) with the third party buyer on or before April 30, 2019 or a later date as agreed to by SDL in writing; provided that, the economic and other material terms of such agreements, including the consideration for the equity interest in WFOE 1, WFOE 2 and NewCo 3, as applicable, the closing date and closing conditions for the transactions contemplated thereunder, shall be subject to the approval by SDL in its absolute discretion prior to execution to the Equity Sale Agreements and any other agreements related to the Sale and prior to the amendment or supplementation of the Equity Sale Agreements or any other agreements related to the Sale;

iv.	consummate the transactions contemplated under the Equity Sale Agreements, including procuring payment of the applicable consideration from the third party buyer to SDL in full by May 31, 2019; and

v.	upon SDL’s request, promptly provide SDL with progress updates with respect to the actions in Clauses (i) to (iv) above.

(c)	The Company shall procure the third party buyer to pay the consideration for the equity interest in WFOE 1, WFOE 2 and NewCo 3 directly to SDL in US Dollars by remitting such fund to a bank account outside of the PRC as designated by SDL, unless SDL otherwise instructs the Company to direct the remittance of all or a portion of such fund to a designated party appointed and approved by SDL in such currency as designated by SDL.

2.3	Distribution of Sale Proceeds

(a)	Upon receipt by SDL or any other designated entities of any sale proceeds from the Sale in Clause 2.2 above (the “Sale Proceeds”), any such proceeds shall be distributed in the following order of priority (the “Distribution Waterfall”) in US Dollars, or in the sole discretion of SDL, in its equivalent amount in RMB:

i.	First, up to US$10,000,000 (or its equivalent amount in RMB) or another amount as approved by SDL in writing to the Company as reserve for tax liability and fees in connection with the Reorganization, the Sale, and the distribution of Sale Proceeds in accordance with the Distribution Waterfall; provided that, (x) the actual amount of the portion reserved for tax liability shall be verified by Ernst & Young or another tax advisor approved by SDL, and approved by SDL, and (y) the actual amount of the portion reserved for fees shall be approved by SDL;

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ii.	Second, to the extent there is any available cash remaining after the payment pursuant to sub-clause (i) above, US$45,000,000 (or its equivalent amount in RMB) to SDL as repayment of the CB Principal (the date on which the Company fully repays the CB Principal shall be referred to as the “CB Principal Repayment Date”);

iii.	Third, to the extent there is any available cash remaining after the payment pursuant to sub-clause (ii) above, up to US$6,000,000 (or its equivalent amount in RMB) to SDL to withhold on behalf of the Company (the “Deferred Repayment”), which payment shall only be applied to purchase a new office for the Company in accordance with the terms and conditions set forth in Appendix 1 (“Office Purchase”);and

iv.	Fourth, to the extent there is any available cash remaining after the payment pursuant to sub-clause (iii) above, the balance of the Sale Proceeds shall be distributed to SDL to repay the interest for the CB Principal pursuant to the CB Agreement and the Notes.

(b)	After the full distribution of Sale Proceeds pursuant to Clause 2.3(a)(i), if the balance of the Sale Proceeds is insufficient to complete the distributions pursuant to Clauses 2.3(a)(ii), 2.3(a)(iii) and 2.3(a)(iv), the amount of any such outstanding payment (“Outstanding Amount”) will remain payable and carry interest at a rate equal to fourteen percent (14%) per annum, and shall be computed on the basis of a 360-day year and actual days elapsed. Interest on any Outstanding Amount will start to accrue on the CB Principal Repayment Date.

(c)	Upon the completion of the Office Purchase pursuant to Clause 2.3(a)(iii) above, if the balance of the Sale Proceeds is insufficient to repay the distribution, the Company shall pledge its equity in the SPV in favor of SDL (the “SPV Pledge”).

(d)	SDL shall have the right to enforce the SPV Pledge if the Outstanding Amount is not fully repaid by the Company within six months after the CB Principal Repayment Date (upon mutual agreement in writing in advance, such six-month period may be extended by a further six-month period).

2.4	Clause 2 Amendment

SDL may at any time amend, modify, supplement, alter, waive or extend this Clause 2 for the purpose of effecting the Transactions and with the ultimate goal of ensuring that the outstanding amounts under the CB Agreement is repaid to SDL, and any such amendment, modification, supplementation, alteration, waiver or extension will be binding on each other Party to this deed.

2.5	Cooperation

At its own expense, each of the Company and Security Providers shall, and shall cause each of the Group Companies and its officers, employees, agents, affiliates and attorneys to and use their best efforts to procure any relevant third party to, fully and promptly cooperate with SDL, its officers, employees, agents, affiliates and attorneys in connection with the Reorganization, the Sale, the Distribution of Sale Proceeds and any other transactions contemplated hereunder (the “Transactions”). Such cooperation shall include but not limited to undertaking any or all of the following upon the request of SDL:

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(a)	granting power of attorney to SDL or any of its designated persons to take necessary actions to effect the Transactions;

(b)	entering into necessary mortgage, charge, pledge, account control or other arrangement over any of its assets and properties in relation with the Transactions as SDL may require from time to time; and

(c)	executing and delivering such documents and performing such acts as SDL may require from time to time for the purpose of giving full effect to the Transactions.

3.	Waiver and Release; Covenant not to sue

3.1	Upon the fulfillment of the obligations set out in Clause 2 above to SDL’s satisfaction in its sole discretion, and subject to this Clause 3, SDL agrees to waive the Default.

3.2	Except as specifically provided herein, nothing contained in this deed is intended to, or shall, modify, diminish or otherwise alter any right of SDL under the Relevant Documents. This deed shall not operate as a waiver of any other term, condition or covenant of the Relevant Documents or any default thereunder, or the rights and remedies under the Relevant Documents, nor shall this deed affect the ability of SDL to exercise any of its rights and remedies in the future or obligate the Group Companies or the Security Providers to waive or modify any other term, condition or covenant of the Relevant Documents or waive any default thereunder.

3.3	The Company and the Security Providers acknowledge and agree that the terms of the foregoing release are understood and voluntarily accepted by them without duress or coercion, economic or otherwise, and that the Company and the Security Providers have obtained sufficient information to intelligently exercise their own judgment regarding the terms of the foregoing release before executing this deed.

4.	Representations and Covenants by the company

4.1	Except as set forth in Appendix 2 hereto, as of the date hereof, each of the Security Providers, as applicable, holds good, valid, legal, indefeasible and marketable title to the Mortgaged Properties to effect Reorganization and the Sale, and no third party has any right or interest whatsoever, whether legal or equitable, in the Mortgaged Properties.

4.2	Except for the Mortgage Agreements or as set forth in Appendix 2 hereto, the Mortgaged Properties are not affected by any encumbrances, variances, or limitations of any nature which any Group Company or Security Provider is aware of or could have ascertained on reasonable inquiry.

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4.3	Unless otherwise approved by SDL, (a) at any time prior to the completion of the Sale, NewCo 3 will not conduct property development or any other business other than holding the Mortgaged Properties contributed by the Operating Company; (b) at any time after the completion of the Reorganization but prior to the completion of the Sale, WFOE 1 and WFOE 2 will not hold any assets other than the Mortgaged Properties, and all other assets, business, labor, employment or other arrangements, and any rights, obligations and liabilities associated thereto, will be retained by, relocated or assigned to NewCo 1 and NewCo 2, as applicable.

4.4	Upon and after the completion of the Reorganization but prior to the completion of the Sale, (a) NewCo 1 will be severally and jointly liable for WFOE 1’s obligations and liabilities, whether actual or contingent; (b) NewCo 2 will be severally and jointly liable for WFOE 2’s obligations and liabilities, whether actual or contingent; and (c) NewCo 3 will not be liable for any obligations and liabilities of the Operating Company, whether actual or contingent. NewCo 1 shall indemnify and hold harmless WFOE 1 against all liabilities, damages, costs and expenses arising from the Reorganization. NewCo 2 shall indemnify and hold harmless WFOE 2 against all liabilities, damages, costs and expenses arising from the Reorganization. The Operating Company shall indemnify and hold harmless NewCo 3 against all liabilities, damages, costs and expenses arising from the Reorganization.

4.5	Each of the Group Companies and Security Providers has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights, and perform its obligations, under this deed and any other documents and/or instruments necessary to effect the Transactions.

4.6	None of the Group Companies and Security Providers shall release, assign or otherwise dispose of any portion or all of the Mortgaged Properties or request that any other person take any such action, in each case without the prior consent of the Entrustment Bank and SDL.

4.7	None of the Group Companies and Security Providers has granted or will grant any option or right of first refusal to any person to acquire the Mortgaged Properties.

4.8	None of the Mortgaged Properties is subject to any Encumbrance, except for those listed in Appendix 2 hereto. There are no civil, criminal, arbitration, administrative or other proceeding concerning the Mortgaged Properties and, none are pending or threatened. There is no outstanding notice, judgment, order decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency affecting the Mortgaged Properties.

4.9	Each of the Group Companies and Security Providers has disclosed in writing any and all facts and circumstances that materially affect the Mortgaged Properties or the construction, use, operation, management, leasing, occupancy, status, condition and legal compliance of the Mortgaged Properties or any portion thereof.

4.10	None of the Group Companies and Security Providers is involved in or the subject of, either on its own account or vicariously, any legal proceeding, arbitration or tribunal proceeding, prosecution or any governmental or regulatory investigation is pending or threatened, by or against such Group Company or Security Provider, and there are no circumstances which may lead to any such legal proceeding, arbitration or tribunal proceeding, prosecution or governmental or regulatory investigation, which may materially affect the Sale as contemplated under this deed.

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4.11	There are no insolvency proceedings of any character whatsoever, including, without limitation, any insolvency resolution application, bankruptcy, receivership, reorganization, compromise, or an arrangement with creditors, voluntary or involuntary, affecting any Group Company or Security Provider which have been filed are pending or have been threatened in writing, and none of the Group Companies and Security Providers has made any assignment for the benefit of creditors. With respect to any Group Company or Security Provider and/or its assets, no liquidator, provisional liquidator, receiver or administrator has been appointed and, no proceedings have been filed under which such a liquidator, provisional liquidator, receiver or an administrative receiver might be appointed. None of the Group Companies and Security Providers (x) is insolvent or unable pay its financial debts as they fall due (other than the Default); or (y) will become insolvent or unable to pay its financial debts as they fall due after the Reorganization.

5.	Liquidated Damages.

5.1	Each of the Company and the Security Providers acknowledges that SDL shall suffer from material damages if any of the representations, warranties, covenants or agreements set forth in Clauses 2 and 4 is breached (each, a “Material Breach”), including without limitation the payment to SDL of the amounts set forth in Clauses 2.3(a)(ii) and 2.3(a)(iv), and that the resulting damages may not be susceptible of precise determination. Each of the Company and the Security Providers agrees to be jointly and severally liable for any Material Breach and further acknowledges that the aggregate amount of the CB Principal then outstanding and any and all unpaid accrued interest thereon pursuant to the CB Agreement (the “Liquidated Damage Amount”) is a reasonable approximation of the damages for a Material Breach, and such amount shall be deemed to be liquidated damages and not a penalty. For the avoidance of doubt, in no circumstances, shall the aggregate amount paid by the Company and the Security Providers exceed the Liquidated Damage Amount.

6.	Miscellaneous.

6.1	This deed shall inure to the benefit of, and be binding upon the Parties and their heirs and permitted successors and assigns.

6.2	This deed shall not be assignable by any Party without the prior written consent of each of the other Parties, except as provided hereunder.

6.3	Nothing in this deed shall constitute or be deemed to constitute a partnership between the Parties or constitute one the agent of another and none of the Parties shall do or suffer anything to be done whereby it shall or may be represented that it is the partner or agent of a Party hereto (save as aforesaid) unless such Party is appointed partner or agent of that other Party with the consent in writing of that Party.

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6.4	The liabilities of the Company and the Security Providers under this deed shall be joint and several.

6.5	This deed does not create, and shall not be construed as creating, any rights enforceable by any Person not a party to this deed.

6.6	Each of the Parties shall bear the expenses incurred by that Party incident to this deed, including without limitation all fees and disbursements of counsel and accountants retained by such Party.

6.7	This deed contains the entire understanding of the Parties with respect to the subject matter herein contained and may be amended, modified, supplemented or altered only by a writing duly executed by all of the Parties (except with respect to any Transactions contemplated under Clause 2 which, for the avoidance of doubt, may be amended, modified, supplemented or altered by SDL as it deems necessary in its sole and absolute discretion), and any other prior agreements or understandings, whether oral or written, are entirely superseded hereby.

6.8	No modification, waiver or extension of any of the provisions of this deed shall be effective unless such modification, waiver or extension shall be in writing and signed by each of the Parties (except with respect to any Transactions contemplated under Clause 2 which, for the avoidance of doubt, may be modified, waived or extended by SDL as it deems necessary in its sole and absolute discretion).

6.9	A waiver of any term, provision or condition of, or consent granted under, this deed will be effective only if given in writing and signed by the waiving or consenting Party and then only in the instance and for the purpose for which it is given.

6.10	No failure or delay on the part of any Party in exercising any right, power or privilege under this deed will operate as a waiver thereof, nor will any single or partial exercise of any such right, power or privilege preclude any other further exercise thereof or the exercise of any other right, power or privilege.

6.11	To the maximum extent permissible by law, the rights and remedies herein provided are exclusive of any rights or remedies provided by law.

6.12	The captions of the various clauses and sections of this deed have been inserted for the purpose of convenience of reference only, and such captions are not a part of this deed and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this deed.

6.13	This deed may be executed in any number of counterparts, each of which when executed will be an original but together will constitute one and the same agreement.

6.14	If any provision or provisions of this deed, or any portion of any provision hereof, shall be deemed invalid or unenforceable pursuant to a final determination of any court of competent jurisdiction or as a result of future legislative action, such determination or action shall be construed so as not to affect the validity or enforceability hereof and shall not affect the validity or effect of any other portion hereof, unless, as a result of such determination or action, the consideration to be received or enjoyed by any Party hereto would be materially impaired or reduced.

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6.15	The Parties agree that they will execute and deliver, or cause to be executed and delivered, to each other such further instruments, and take such other action as may be necessary to effect the intent of this deed.

6.16	The formation, existence, construction, performance, validity and all aspects whatsoever of this deed or of any term of this deed will be governed by the laws of the State of New York without regard to any choice of laws or conflict of laws provisions that would require the application of the laws of any other jurisdiction.

6.17	Any dispute, controversy, difference, proceedings or claim arising out of or in relating to this deed, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Center under the Hong Kong International Arbitration Center Administered Arbitration rules in force when the notice of arbitration is submitted.

6.18	The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English. The arbitration decision issued in accordance with this clause shall be final and binding on the parties.

[Signature pages to follow]

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Execution

IN WITNESS WHEREOF the Parties have executed this deed on the date first above written.

Executed as a deed	)
by affixing the common seal of	)
Splendid Days Limited	)
in the presence of:	)	/s/ Authorized Signatory
	)	Name: Authorized Signatory
	)	Title: Director
) )
/s/ Xinyuan Zhang
Signature of witness		Name:
Name of witness: Xinyuan Zhang		Title: Director/ Secretary

[Signature page to the Deed of Settlement]

IN WITNESS WHEREOF the Parties have executed this deed on the date first above written.

Executed as a deed	)
by affixing the common seal of	)
The9 Limited	)
in the presence of:	)	/s/ George Lai
	)	Name:
	)	Title: Director
) )
/s/ Yiqin Sun
Signature of witness		Name:
Name of witness: Yiqin Sun		Title: Director/ Secretary

[Signature page to the Deed of Settlement]

IN WITNESS WHEREOF the Parties have executed this deed on the date first above written.

Executed as a deed	)
by affixing the common seal of	)
China The9 Interactive Limited	)
in the presence of:	)	/s/ Yong Wang
	)	Name:
	)	Title: Director
) )
/s/ Yiqin Sun
Signature of witness		Name:
Name of witness: Yiqin Sun		Title: Director/ Secretary

[Signature page to the Deed of Settlement]

IN WITNESS WHEREOF the Parties have executed this deed on the date first above written.

Executed as a deed	)
by affixing the common seal of	)
China The9 Interactive (Shanghai) Ltd.	)
九城互动信息技术(上海)有限公司	)	/s/ Yong Wang
in the presence of:	)	Name: Yong Wang
	)	Title: Director
) )
/s/ Yiqin Sun
Signature of witness		Name:
Name of witness: Yiqin Sun		Title: Director/ Secretary

[Signature page to the Deed of Settlement]

IN WITNESS WHEREOF the Parties have executed this deed on the date first above written.

Executed as a deed	)
by affixing the common seal of	)
GameNow.net (Hong Kong) Limited	)
in the presence of:	)	/s/ Authorized Signatory
	)	Name: Authorized Signatory
	)	Title: Director
) )
/s/ Xinyuan Zhang
Signature of witness		Name:
Name of witness: Xinyuan Zhang		Title: Director/ Secretary

[Signature page to the Deed of Settlement]

IN WITNESS WHEREOF the Parties have executed this deed on the date first above written.

Executed as a deed	)
by affixing the common seal of	)
The9 Computer Technology Consulting	)
(Shanghai) Co., Ltd.	)	/s/ Authorized Signatory
第九城市计算机技术咨询(上海)有限公司	)	Name: Authorized Signatory
in the presence of:	)	Title: Director
) )
/s/ Yiqin Sun
Signature of witness		Name:
Name of witness: Yiqin Sun		Title: Director/ Secretary

[Signature page to the Deed of Settlement]

IN WITNESS WHEREOF the Parties have executed this deed on the date first above written.

Executed as a deed	)
by affixing the common seal of	)
Shanghai The9)
Information Technology Co., Ltd.	)	Authorized Signatory
上海第九城市信息技术有限公司	)	Name: Authorized Signatory
in the presence of:	)	Title: Director
) )
/s/ Yiqin Sun
Signature of witness		Name:
Name of witness: Yiqin Sun		Title: Director/ Secretary

[Signature page to the Deed of Settlement]

Appendix 1

Appendix 1 - 1

Appendix 2

Appendix 2 - 1